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                                                           EXHIBIT 11


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-55758 on Form N-1A of our report dated February 1997, on the statement of assets and liabilities of The Analytic Series Fund including the schedule of investments, as of December 31, 1996, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended appearing in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "Financial Highlights" in the Prospectus, which are a part of such Registration Statement, and (c) the reference to us under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information of such Registration Statement.




DELOITTE & TOUCHE LLP
Los Angeles, California
October 20, 1997